Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 20, 2023, with respect to the consolidated financial statements of Lanvin Group Holdings Limited included in the Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Shanghai, China

January 12, 2024